INVESTMENT ADVISORY AGREEMENT

	THIS AGREEMENT dated this 4th day of November,
1998 between Sun Capital Advisers Trust, a Delaware
business trust (the "Trust"), and Sun Capital
Advisers, Inc., a Delaware corporation (the
"Manager").
W I T N E S S E T H
	WHEREAS, the Trust is registered as an open-
end, diversified, management investment company under
the Investment Company Act of 1940, as amended (the
"1940 Act"), and has filed with the Securities and
Exchange Commission (the "Commission") a registration
statement (the "Registration Statement") for the
purpose of registering its shares for public offering
under the Securities Act of 1933, as amended (the
"1933 Act"),
	WHEREAS, the parties hereto deem it mutually
advantageous that the Manager should be engaged,
subject to the supervision of the Trust's Board of
Trustees and officers, to manage the investment
series of the Trust identified in Exhibit A hereto
(each a "Fund," collectively the "Funds").
	NOW, THEREFORE, in consideration of the mutual
covenants and benefits set forth herein, the Trust
and the Manager do hereby agree as follows:
	1.	(a)	The Manager will regularly provide
the Trust with investment research, advice and
supervision and will furnish continuously an
investment program for each Fund, consistent with the
investment objective and policies of such Fund.  The
Manager will determine from time to time what
securities shall be purchased for each Fund, what
securities shall be held or sold by each Fund and
what portion of each Fund's assets shall be held
uninvested as cash, subject always to the provisions
of the Trust's Certificate of Trust, Agreement and
Declaration of Trust, By-Laws and its registration
statements under the 1940 Act and under the 1933 Act
covering the Trust's shares, as filed with the
Commission, and to the investment objective, policies
and restrictions of each Fund, as each of the same
shall be from time to time in effect, and subject,
further, to such policies and instructions as the
Board of Trustees of the Trust may from time to time
establish.  To carry out such determinations, the
Manager will exercise full discretion and act for the
Trust in the same manner and with the same force and
effect as the Trust itself might or could do with
respect to purchases, sales or other transactions, as
well as with respect to all other things necessary or
incidental to the furtherance or conduct of such
purchases, sales or other transactions.
		(b)	The Manager will, to the extent
reasonably required in the conduct of the business of
the Trust and upon the Trust's request, furnish to
the Trust research, statistical and advisory reports
upon the industries, businesses, corporations or
securities as to which such requests shall be made,
whether or not any of the Funds shall at the time
have any investment in such industries, businesses,
corporations or securities. The Manager will use its
best efforts in the preparation of such reports and
will endeavor to consult the persons and sources
believed by it to have information available with
respect to such industries, businesses, corporations
or entities.
		(c)	The Manager will maintain all books
and records with respect to the Funds' securities
transactions required by subparagraphs (b)(5), (6),
(9) and (10) and paragraph (f) of Rule 31a-1 under
the 1940 Act (other than those records being
maintained by the custodian or transfer agent
appointed by the Trust) and preserve such records for
the periods prescribed therefor by Rule 31a-2 under
the 1940 Act. The Manager will also provide to the
Board of Trustees such periodic and special reports
as the Board may reasonably request.
	2.	(a)	Except as otherwise provided
herein, the Manager, at its own expense, shall
furnish to the Trust office space in the offices of
the Manager or in such other place as may be agreed
upon from time to time, and all necessary office
facilities, equipment and personnel for managing the
Trust's investments, and shall arrange, if desired by
the Trust, for members of the Manager's organization
to serve as officers or agents of the Trust.
		(b)	The Manager shall pay directly or
reimburse the Trust for:  (i) the compensation (if
any) of the Trustees who are affiliated with, or
"interested persons" (as defined in the 1940 Act) of,
the Manager and all officers of the Trust as such;
and (ii) all expenses not hereinafter specifically
assumed by the Trust where such expenses are incurred
by the Manager or by the Trust in connection with the
management of the affairs of, and the investment and
reinvestment of the assets of, the Trust and each
Fund.
		(c)  	The Trust shall assume and shall
pay: (i) charges and expenses for fund accounting,
pricing and appraisal services and related overhead,
including, to the extent such services are performed
by personnel of the Manager, or its affiliates,
office space and facilities and personnel
compensation, training and benefits; (ii) the charges
and expenses of auditors; (iii) the charges and
expenses of any custodian, administrator, transfer
agent, plan agent, dividend disbursing agent and
registrar appointed by the Trust; (iv) issue and
transfer taxes chargeable to the Trust in connection
with securities transactions to which the Trust is a
party; (v) insurance premiums, interest charges, dues
and fees for membership in trade associations and all
taxes and corporate fees payable by the Trust to
federal, state or other governmental agencies; (vi)
fees and expenses involved in registering and
maintaining registrations of the Trust and/or its
shares with the Commission, state securities agencies
and foreign jurisdictions, including the preparation
of prospectuses and statements of additional
information for filing with such regulatory agencies;
(vii) all expenses of shareholders' and Trustees'
meetings and of preparing, printing and distributing
prospectuses, notices, proxy statements and all
reports to shareholders and to governmental agencies;
(viii) charges and expenses of legal counsel to the
Trust and the Trustees; (ix) if applicable, any
distribution fees paid by the Trust in accordance
with Rule 12b-1 promulgated by the Commission
pursuant to the 1940 Act; (x) compensation of those
Trustees of the Trust who are not affiliated with or
interested persons of the Manager or the Trust (other
than as Trustees); (xi) the cost of preparing and
printing share certificates; and (xii) interest on
borrowed money, if any.
		(d)	In addition to the expenses
described in Section 2(c) above, the Trust shall pay
all brokers' and underwriting commissions chargeable
to the Trust or any Fund in connection with
securities transactions to which the Trust is a
party.
	3.	(a) 	The Trust shall pay to the Manager,
as compensation for the Manager's services and
expenses assumed hereunder, a fee with respect to
each Fund calculated as a percentage of such Fund's
average daily net assets as set forth in Exhibit A
hereto.  Management fees payable hereunder shall be
computed daily and paid monthly in arrears.
	In the event of termination of this Agreement,
the Management Fee shall be computed on the basis of
the period ending on the last business day on which
this Agreement is in effect subject to a pro rata
adjustment based on the number of days elapsed in the
current month as a percentage of the total number of
days in such month.
		(b)	If the operating expenses of any
Fund in any year exceed the limits set by state
securities laws or regulations in states in which
shares of the Fund are sold, the amount payable to
the Manager with respect to such Fund under
subsection (a) above will be reduced (but not below
$0), and the Manager shall make other arrangements
concerning expenses but, in each instance, only as
and to the extent required by such laws or
regulations.  If amounts have already been advanced
to the Manager under this Agreement, the Manager will
return such amounts to the relevant Fund to the
extent required by the preceding sentence.
		(c)	In addition to the foregoing, the
Manager may from time to time agree not to impose all
or a portion of its fee otherwise payable hereunder
(in advance of the time such fee or a portion thereof
would otherwise accrue) and/or undertake to pay or
reimburse the relevant Fund for all or a portion of
its expenses not otherwise required to be borne or
reimbursed by the Manager.  Any such fee reduction or
undertaking may be discontinued or modified by the
Manager at any time.
	4.	It is understood that the Manager may
employ one or more sub-investment advisers (each a
"Subadviser") to provide investment advisory services
to any Fund of the Trust by entering into a written
agreement with each such Subadviser; provided, that
any such agreement first shall be approved by the
vote of a majority of the Trustees, including a
majority of the Trustees who are not "interested
persons" (as defined in the 1940 Act) of the Trust,
the Manager or any such Subadviser, at a meeting of
Trustees called for the purpose of voting on such
approval and, except as may be otherwise permitted by
then current law or an exemptive order issued by the
Securities and Exchange Commission, by the
affirmative vote of a "majority of the outstanding
voting securities" (as defined in the 1940 Act) of
the relevant Fund. The authority given to the Manager
in Sections 1 through 6 hereof may be delegated by it
under any such agreement; provided, that any
Subadviser shall be subject to the same restrictions
and limitations on investments and brokerage
discretion as the Manager. The Trust agrees that the
Manager shall not be accountable to the Trust, the
relevant Fund or the relevant Fund's shareholders for
any loss or other liability relating to specific
investments directed by any Subadviser, even though
the Manager retains the right to reverse any such
investment, because, in the event a Subadviser is
retained, the Trust and the Manager will rely almost
exclusively on the expertise of such Subadviser for
the selection and monitoring of specific investments.
 	5.	The Manager will not be liable for any
error of judgment or mistake of law or for any loss
sustained by reason of the adoption of any investment
policy or the purchase, sale, or retention of any
security on the recommendation of the Manager,
whether or not such recommendation shall have been
based upon its own investigation and research or upon
investigation and research made by any other
individual, firm or corporation, but nothing
contained herein will be construed to protect the
Manager against any liability to the Trust or any
Fund or its shareholders by reason of willful
misfeasance, bad faith or gross negligence in the
performance of its duties or by reason of its
reckless disregard of its obligations and duties
under this Agreement.
	6.	(a)	Nothing in this Agreement will in
any way limit or restrict the Manager or any of its
officers, directors, or employees from buying,
selling or trading in any securities for its or their
own accounts or other accounts.  The Manager may act
as an investment advisor to any other person, firm or
corporation, and may perform management and any other
services for any other person, association,
corporation, firm or other entity pursuant to any
contract or otherwise, and take any action or do any
thing in connection therewith or related thereto; and
no such performance of management or other services
or taking of any such action or doing of any such
thing shall be in any manner restricted or otherwise
affected by any aspect of any relationship of the
Manager to or with the Trust or deemed to violate or
give rise to any duty or obligation of the Manager to
the Trust except as otherwise imposed by law.  The
Trust recognizes that the Manager, in effecting
transactions for its various accounts, may not always
be able to take or liquidate investment positions in
the same security at the same time and at the same
price.
		(b)	In connection with purchases or
sales of securities for the account of a Fund,
neither the Manager nor any of its Trustees, officers
or employees will act as a principal or agent or
receive any commission except as permitted by the
1940 Act.  The Manager shall arrange for the placing
of all orders for the purchase and sale of securities
for a Fund's account with brokers or dealers selected
by the Manager.  In the selection of such brokers or
dealers and the placing of such orders, the Manager
is directed at all times to seek for a Fund the most
favorable execution and net price available except as
described herein.  It is also understood that it is
desirable for the Funds that the Manager have access
to supplemental investment and market research and
security and economic analyses provided by brokers
who may execute brokerage transactions at a higher
cost to a Fund than may result when allocating
brokerage to other brokers on the basis of seeking
the most favorable price and efficient execution.
Therefore, the Manager is authorized to place orders
for the purchase and sale of securities for the Funds
with such brokers, subject to review by the Trust's
Trustees from time to time with respect to the extent
and continuation of this practice.  It is understood
that the services provided by such brokers may be
useful to the Manager in connection with its or its
affiliates' services to other clients.
		(c)	On occasions when the Manager deems
the purchase or sale of a security to be in the best
interest of a Fund as well as another Fund or other
clients, the Manager, to the extent permitted by
applicable laws and regulations, may aggregate the
securities to be sold or purchased in order to obtain
the best execution and lower brokerage commissions,
if any.  In such event, allocation of the securities
so purchased or sold, as well as the expenses
incurred in the transaction, will be made by the
Manager in the manner it considers to be the most
equitable and consistent with its fiduciary
obligations to the relevant Fund and to such other
Funds or other clients.
	7.	This Agreement shall become effective on
the date hereof and shall remain in force as to a
Fund until October 31, 2000 and from year to year
thereafter, but only so long as its continuance is
approved annually by a vote of the Trustees of the
Trust voting in person, including a majority of its
Trustees who are not parties to this Agreement or
"interested persons" (as defined in the 1940 Act) of
any such parties, at a meeting of Trustees called for
the purpose of voting on such approval or by a vote
of a "majority of the outstanding voting securities"
(as defined in the 1940 Act) of the relevant Fund,
subject to the right of the Trust and the Manager to
terminate this contract as provided in Section 8
hereof.
	8.	Either party hereto may, without penalty,
terminate this Agreement as to any or all of the
Funds by vote of its Board of Trustees or Directors,
as the case may be, or by vote of a "majority of its
outstanding voting securities" (as defined in the
1940 Act) and the giving of 60 days' written notice
to the other party.
	9.	This Agreement shall automatically
terminate in the event of its assignment.  For
purposes of this Agreement, the term "assignment"
shall have the meaning given it by Section 2(a)(4) of
the 1940 Act.
	10. 	The Trust agrees that in the event that
neither the Manager nor any of its affiliates acts as
an investment adviser to the Trust, the name of the
Trust and each Fund will be changed to one that does
not contain the name "Sun Capital," or "Sun Life" or
otherwise suggest an affiliation with the Manager.
	11.	The Manager is an independent contractor
and not an employee of the Trust for any purpose.  If
any occasion should arise in which the Manager gives
any advice to its clients concerning the shares of a
Fund, the Manager will act solely as investment
counsel for such clients and not in any way on behalf
of the Trust or any series thereof.
	12.	This Agreement states the entire
agreement of the parties hereto, and is intended to
be the complete and exclusive statement of the terms
hereof.  It may not be added to or changed orally,
and may not be modified or rescinded except by a
writing signed by the parties hereto and in
accordance with the 1940 Act, when applicable.
	13.	This Agreement and all performance
hereunder shall be governed by and construed in
accordance with the laws of The Commonwealth of
Massachusetts.
	14.	Any term or provision of this Agreement
which is invalid or unenforceable in any jurisdiction
shall, as to such jurisdiction be ineffective to the
extent of such invalidity or unenforceability without
rendering invalid or unenforceable the remaining
terms or provisions of this Agreement or affecting
the validity or enforceability of any of the terms or
provisions of this Agreement in any other
jurisdiction.
	15.	The parties to this Agreement acknowledge
and agree that all liabilities arising hereunder,
whether direct or indirect, and of any and every
nature whatsoever shall be satisfied solely out of
the assets of the Fund affected thereby and that no
Trustee, officer or holder of shares of beneficial
interest of the Trust shall be personally liable for
any of the foregoing liabilities.
	16.	This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


	IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their duly
authorized officers and their seal to be hereto
affixed as of the day and year first above written.
ATTEST:                           			SUN
CAPITAL ADVISERS TRUST
/s/ Anthony G. Ash                   		By:
/s/ James M. A. Anderson

ATTEST:
	SUN CAPITAL ADVISERS, INC.
/s/ Anthony G. Ash                   		By:
/s/ Richard Gordon



Exhibit A


Fund
Management Fee as a percentage
of average daily net assets
Sun Capital Money Market Fund
..50%
Sun Capital Investment Grade
Bond Fund
..60%
Sun Capital Real Estate Fund
..95%


	 7
BOSTON 847080v2


BOSTON 847080v2